EXHIBIT 10.1

TERM LOAN AND SECURITY AGREEMENT

This Agreement is made as of this 10th day of June, 2005, by and between Micronetics, Inc., a Delaware corporation with an address of 26 Hampshire Drive, Hudson, New Hampshire 03051 (the “Debtor”), and TD Banknorth, N.A., a national banking association, with its principal New Hampshire office at 300 Franklin Street, Manchester, New Hampshire and a mailing address of P.O. Box 600, Manchester, New Hampshire 03105-0600 (the “Secured Party”).

WITNESSETH:

WHEREAS, the Debtor desires to borrow from the Secured Party the sum of Six Million and No/100ths Dollars ($6,000,000.00) to assist in the financing of the acquisition of all of the shares of stock of Stealth Microwave, Inc., a New Jersey corporation; and

WHEREAS, the Secured Party is willing to lend to the Debtor up to Six Million and No/100ths Dollars ($6,000,000.00) subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the covenants set forth herein, the loan made hereunder, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

I. LOAN: The Secured Party agrees that it will lend to the Debtor, the sum of Six Million and No/100ths Dollars ($6,000,000.00), to be evidenced by a Term Note of even date in the form satisfactory to Secured Party. The note delivered hereunder shall hereinafter be referred to as the “Term Note”.

II. AFFIRMATIVE COVENANTS: The Debtor agrees that:

A. It will pay to Secured Party the principal amounts and interest as provided in the Term Note according to its tenor.

B. It will promptly reimburse the Secured Party for all reasonable charges and expenses incurred by the Secured Party in connection with the making of this Agreement and all reasonable legal fees incurred by the Secured Party in connection with the making of this Agreement.

C. It will promptly reimburse the Secured Party for (i) all damages sustained by any breach of warranty or covenant of the Debtor herein; and (ii) all fees, court costs, collection charges, reasonable attorneys’ fees, reasonable accountants’ fees, and all other costs and expenses which may be incurred by the Secured Party to enforce any provisions of this Agreement, as against the Debtor, or in the prosecution of any proceeding arising from the efforts of the Secured Party to recover money or other things of value, or the enforcement of rights or remedies under this Agreement, as the same may from time to time be amended, unless the enforcement of such provision is held unlawful by a Court of competent jurisdiction.

D. It will deliver, at its expense, (i) annually, within one hundred twenty (120) days after its fiscal year end the audited financial statements of the Debtor and all of the Debtor’s subsidiaries, prepared by a certified public accountant satisfactory to the Lender, and (ii) quarterly, within forty-five (45) days after the end of each fiscal quarter, (a) company prepared financial statements of the Debtor, (b) copy of 10Q report, and (c) accounts receivable aging, all in form satisfactory to Lender. All of the foregoing financial statements and reports shall be signed by a duly authorized representative of the Debtor.

E. It will, at all reasonable times, and upon reasonable notice, allow Secured Party, by or through any of its officers, agents, attorneys or accountants, or such other persons, associations or corporations that Secured Party in its sole discretion should deem acceptable, to inspect the Collateral (as hereinafter defined), to examine or make extracts from the books and records of the Debtor, and to arrange for the verification of accounts receivable under reasonable procedures directly with account debtors or by other methods, provided, however, that the Secured Party shall give reasonable notification to the Debtor prior to contacting account debtors for such verification. It will furnish to the Secured Party upon request additional statements of any accounts receivable, together with all notes or other papers evidencing the same, and any guaranties, securities or other documents or information relating thereto. Secured Party will protect the confidentiality of accounts receivable customer lists and other books and records of the Debtor in connection with the verification of same. The Secured Party acknowledges that portions of the Collateral and Debtor’s facilities are classified and may be subject to certain confidentiality and security requirements as imposed by the federal government of the United States of America, and the enforcement of this Term Loan and Security Agreement may be subject to the terms of such confidentiality and security requirements.

F. It will promptly and from time to time pay and discharge all taxes, charges and assessments which may be or shall be levied, charged or assessed on or against it or any of its property, or any part thereof, or on or against the income and profits therefrom, before they become delinquent. Debtor shall have the right, however, to contest by legal proceeding the validity or amount of any tax, charge or assessment, and Debtor need not pay any amount of such tax, charge or assessment under dispute if the proceedings shall operate to prevent or stay the collection of such tax, charge or assessment.

G. It will provide and maintain hazard insurance, fire and extended coverage, on all of its property including the Collateral, in such amounts and for such other coverages as shall be satisfactory in all respects to the Secured Party, naming the Secured Party as loss payee, as its interests may appear. It will provide the Secured Party with a schedule of all insurance policies annually, at the time it submits its annual financial statements as herein required.

III. SECURITY INTEREST: The Debtor, to secure (i) the payment of the Term Note, (ii) all sums required by, and the performance of all covenants contained in this Agreement, and (iii) payment and performance by Debtor of all obligations under any ISDA Master Agreement which Debtor and Secured Party may hereafter enter into (the “Interest Rate Swap Agreement”), hereby grants to the Secured Party a security interest in all of the Debtor’s fixtures, goods, equipment, inventory, accounts, chattel paper (tangible and electronic), documents (negotiable and nonnegotiable) instruments (including promissory notes), investment property, securities, general intangibles, commercial tort claims, deposits accounts and letter of credit rights, now in existence or hereafter arising and all proceeds therefrom ( the “Collateral”).

IV. FINANCING STATEMENTS, FILING, AND DELIVERY: Debtor hereby authorizes the Secured Party to file financing statements covering the Collateral in which perfection may be made by filing, and will assist the Secured Party in obtaining possession and/or control of the Collateral in which perfection is made by possession or control. The Debtor shall deliver herewith, all of the outstanding shares of the corporate stock of Stealth Microwave, Inc. (which are agreed to be “securities” within the meaning of NHRSA 382-A:8-102), together with stock powers in blank, into the possession of the Secured Party.

V. WAIVER: Other than as provided in Article X hereinbelow, the Debtor hereby expressly waives presentment, demand, protest, notice of default, nonpayment, partial payment and all other notices and formalities, consents to and waives notice of granting indulgence or extensions of time of payment, the taking or releasing of security, the addition or release of persons primarily or secondarily liable on any of the assigned accounts receivable, the acceptance of partial payments thereon and/or the settlement, compromising or compounding of any thereof, all in such manner and at such time or times as the Secured Party may deem advisable. The Secured Party shall not be required to enforce or resort to any security, liens, collateral, guaranty, or other remedies before calling on the Debtor for payment, nor shall any act or omission of the Secured Party in any way impair or affect any of the indebtedness or liabilities of the Debtor to the Secured Party, or the rights of the Secured Party in any security. No delay or omission of the Secured Party to exercise any rights, powers or remedies hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such rights, powers or remedies preclude other rights, powers or remedies which the Secured Party might otherwise have; and no indulgence given to the Debtor in case of any default shall impair any such rights, powers or remedies or be construed as a waiver of any default of the Debtor or any acquiescence therein, or as a variation or waiver of any of the terms or provisions of this Agreement.

VI. CONDITIONS TO LOAN AND COVENANTS: The Debtor hereby further covenants and agrees that it will:

A. At or before the time of the execution and delivery of this agreement, deliver to the Secured Party:

1. Certificate of Good Standing from the Secretary of State of the State of Delaware as to the Debtor, and a Certificate of Authority as a Foreign Corporation from the Secretary of State of the State of New Hampshire as to Debtor.

2. Certified copies of resolutions of directors of Debtor authorizing the execution and delivery of the Term Note and this Agreement.

3. Certificate of insurance as hereinabove required.

4. Written opinion of counsel to the Debtor, in form and substance satisfactory to the Secured Party and its counsel, including an opinion that this Agreement, and the Term Note constitute the Debtor’s valid and binding obligations enforceable against it in accordance with their terms.

B. Maintain its principal deposit account with the Secured Party.

C. Promptly notify the Secured Party in writing of any default under this Agreement.

D. Promptly notify Secured Party in writing of any litigation brought against the Debtor not covered by appropriate insurance and where the amount claimed in the action is in excess of $20,000.00.

VII. REPRESENTATIONS AND WARRANTIES: The Debtor hereby makes the following representations and warranties:

A. It is and will continue to be a duly organized and validly existing corporation under the laws of Delaware, is duly authorized to do business as a foreign corporation in New Hampshire and in each other state in which the character of the properties owned by the Debtor, or the nature of the business transacted by it therein make such qualifications necessary, and is duly authorized to enter into and perform this Agreement and the acts required by it.

B. None of the terms and conditions of this Agreement are beyond its corporate powers or in contravention or violation of any provisions of Delaware or New Hampshire law, or of its Certificate of Incorporation or bylaws, or of any contract to which it is or may become a party.

C. No litigation or proceeding, governmental or otherwise, is pending, or to the knowledge of its directors, threatened against it, which could have a material adverse effect on its financial condition or business.

D. Financial reports of the Debtor, copies of which were furnished to the Secured Party, fairly present its financial condition as of the date of said reports and said reports were prepared in accordance with generally accepted accounting practices and principles, consistently applied, and there has been no material adverse change in the financial condition since that date of which the Secured Party has not been informed in writing.

E. At the time the Debtor pledges, sells, assigns or transfers to the Secured Party any contract right, instrument, document of title, security, chattel paper or other property, or any interest therein, including, without limitation, any Collateral, the Debtor shall be the lawful owner thereof and shall have good right and title to pledge, sell, assign or transfer the same; except for sales from inventory in the ordinary course of business, none of such property shall have been, or will be, pledged, sold, assigned or transferred to any person other than the Secured Party, or is in any way encumbered; and the Debtor shall defend the same against the claims and demands of all persons.

F. It is fully qualified to enter into this Agreement with no approvals required by any other persons whomsoever, other than the approval of its directors, which has been obtained.

G. It has fully paid its Federal, State and any other income taxes and any other taxes it is obligated to pay.

VIII. ADDITIONAL COVENANTS: The Debtor hereby covenants and agrees that so long as it is indebted to the Secured Party, whether under this Agreement or otherwise, it will not, without the prior written consent of the Secured Party, which consent shall not be unreasonably withheld:

A. Merge or consolidate with any other person, firm or corporation as a result of which Debtor is not the surviving corporation, or purchase the securities of any other company or invest in any other business, except publicly traded companies.

B. Lend any money to, or make any advances or assume, guaranty or endorse any obligations of, any other person, firm or corporation (other than wholly owned subsidiaries), including the Debtor’s officers, directors and shareholders.

C. Except for (i) trade debt in the ordinary course of business (ii) subordinated loans from Debtor’s shareholders and/or their respective revocable trusts, and (iii) equipment financing leases in the ordinary course of business, borrow from any source other than the Secured Party.

D. Grant, convey or hypothecate other than to the Secured Party a security interest in any Collateral or in any accounts or contract rights of the Debtor now existing or hereafter arising, or the proceeds therefrom, or any inventory of the Debtor, now owned or hereafter acquired, or the proceeds or products therefrom, except for subordinate security interest to Debtor’s shareholders and/or their respective revocable trusts and for indebtedness permitted by Section VIII.C., above.

IX. SET OFF: The Debtor hereby agrees that upon notice of issue of any legal process by any court of competent jurisdiction by which process any of the assets of the Debtor in the hands of the Secured Party may be trusteed, garnished or levied upon, the Secured Party is authorized to and may at its sole discretion apply said assets to the balance owed by the Debtor to the Secured Party whether or not such balance may be then due and owing.

X. DEFAULT: Each of the following events shall constitute an “Event of Default” under this Agreement:

A. Any failure on the part of the Debtor to perform or observe any of the covenants or agreements as provided herein, which default continues for thirty (30) days after written notice of the specific default from the Secured Party to the Debtor; or

B. Nonpayment on the due date of accrued interest, or any required principal payment or payments or of any fee or other charge under this Agreement, the Term Note, or under the Interest Rate Swap Agreement, which nonpayment continues for five (5) days after written notice thereof; or

C. Any change in management wherein David Robbins is no longer the Chief Executive Officer, and Dennis Dow is no longer the Principal Financial Officer; or

D. Any representation or warranty made by the Debtor herein, or any statements, certificates or instruments delivered hereunder proving to be untrue or defective in any material respect, provided however, any such untruth or defect which, in the reasonable discretion of the Secured Party have been made without fraudulent intent, shall not be an Event of Default if cured by the Debtor on demand; or

E. Any appointment of a trustee or receiver or assignee for the benefit of creditors, filed by or against the Debtor, or petition in bankruptcy, or for reorganization under the federal bankruptcy laws, or any act without the prior written consent of the Secured Party which involves an extension of time for payments or compromise of indebtedness of the Debtor, except that in the event any involuntary petition of alleged bankruptcy or petition of a trustee or receiver is filed against the Debtor, the Debtor shall have sixty (60) days within which to obtain the dismissal of said petition, provided the Debtor is not sooner adjudicated bankrupt; or

F. Failure to satisfy any final judgment rendered against the Debtor by any court of competent jurisdiction; or

G. The failure of the Debtor to maintain a debt service coverage ratio of at least 1.25:1, which shall be tested annually commencing with the year end financial report for the Debtor’s fiscal year ended March 31, 2005 (debt service coverage ratio shall be defined as (net income + depreciation + interest expense) divided by (current potion of long term debt + interest expense); or

H. Total debt to net worth ratio of the (including the debt evidenced by the Term Note), based upon the Debtor’s annual audited financial statements, commencing with the year end financial report for the Debtor’s fiscal year ended March 31, 2005, shall exceed 1.5 to 1, which shall be tested annually. Total debt to net worth ratio shall be defined as the ratio of: total liabilities to (total assets, minus intangibles, minus liabilities).

I. The net worth of the Debtor shall be less than $5,000,000.00, which shall be tested annually commencing with the year end financial report for the Debtor’s fiscal year ended March 31, 2005 (net worth shall be defined as: total assets of the Debtor and all of the Debtor’s subsidiaries minus the total liabilities of the Debtor and all of the Debtor’s subsidiaries).

J. A declaration of default under other notes, loan agreements or guaranties of the Debtor with, or in favor of, the Secured Party by the Debtor.

Upon the occurrence of an Event of Default, and at any time thereafter, or at such other time as herein agreed, the Secured Party may declare all obligations secured hereby immediately due and payable, and shall have all remedies at law or in equity, including, but not limited to, the remedies of a secured party under the Uniform Commercial Code as enacted in the State of New Hampshire; the Secured Party may require the Debtor to assemble the Collateral and make it available to the Secured Party at a place to be designated by the Secured Party, which is reasonably convenient to both parties. The Secured Party may commence to collect or continue to collect the accounts which are or may become Collateral hereunder and take control of any proceeds as hereinbefore provided. The Secured Party will give the Debtor reasonable notice of the time and place of any public sale of any of the Collateral or of the time at which any private sale or any other disposition is to be made. The requirements of reasonable notice shall be met if such notice is mailed postage prepaid to the address of the Debtor as hereinabove stated, not less than ten (10) days before the time of sale or disposition. Expenses of retaking, holding, preparing for sale, selling or otherwise disposing shall include the Secured Party’s reasonable attorney’s fees and legal expenses.

XI. MISCELLANEOUS: The Debtor further agrees that:

A. The rights conferred upon the Secured Party by this Agreement will automatically extend to and be vested in any assignee or transferee of the Secured Party.

B. This Agreement will be governed by the laws of the State of New Hampshire.

XII. NOTICES: Any notices required to be given by the parties to this Agreement shall be given in writing and mailed postage prepaid to the party entitled to such notice at the addresses first hereinabove written, or such other place as the parties designate in writing.

In Witness Whereof, the parties hereto have caused this Agreement to be executed and delivered by their respective officers, duly authorized, the day and date first hereinabove written.

Micronetics, Inc.

/s/ Jennifer Fuller	By:	/s/ David Robbins
Witness		David Robbins
Its President

TD Banknorth, N.A.

[Illegible]	By:	/s/ Michael F. Fox
Witness		Michael F. Fox
Its Senior Vice President